UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2017

INTERCONTINENTAL TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Colorado	333-199452	46-3289369
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 North Rocky Point East, Suite 200, Tampa, FL 33607

(Address of Principal Executive Offices)

800-304-2657

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01    Change in Registrant's Certifying Accountant.

(a)    Resignation of Independent Registered Public Accounting Firm.

On December 19, 2017, Intercontinental Technology, Inc. (the “Company”) received a letter from Pritchett, Siler & Hardy, P.C. (“PSH”) resigning as the Company's independent registered public accounting firm due to their acquisition by Haynie & Company CPA’s, a leading regional accounting firm on December 12, 2017.

The audit reports of PSH on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2015 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years ended December 31, 2015 and December 31, 2016 and during the subsequent interim period from January 1, 2017 through December 19, 2017, (i) there were no disagreements with PSH on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to PSH's satisfaction, would have caused PSH to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

(b)    Engagement of New Independent Registered Public Accounting Firm.

On December 19, 2017, the Board of Directors engaged Haynie & Company CPA’s (“Haynie”), the successor firm to PSH, as the Company's independent registered public accounting firm for the year ending December 31, 2017.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit 16.1	Letter from Pritchett, Siler & Hardy, P.C. dated December 21, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intercontinental Technology, Inc.

By: /s/ Richard Davis

_ ____________________________

Richard Davis

Title: CEO

Date: December 21, 2017

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